As filed with the Securities and Exchange Commission on February 14, 1996
                                              Registration No. 33-43443
 __________________________________________________________________________

                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549

                                 -------

                                FORM S-8

                         REGISTRATION STATEMENT
                                 UNDER
                       THE SECURITIES ACT OF 1933

                                ---------

                        REYNOLDS METALS COMPANY

         (Exact name of registrant as specified in its charter)

        Delaware                                          54-0355135
    (State or other jurisdiction                       (I.R.S. Employer
    of incorporation or organization)                  Identification No.)

               6601 West Broad Street, Richmond, VA 23230
      (Address of principal executive offices, including zip code)


                                -------

                        REYNOLDS METALS COMPANY
                       PERFORMANCE INCENTIVE PLAN
                          (Full title of plan)

                                --------

    D. MICHAEL JONES, ESQ., Vice President, General Counsel and Secretary
                                    and
BRENDA A. HART, ESQ., Chief Securities/Finance Counsel and Assistant Secretary
                          Reynolds Metals Company
               6601 West Broad Street, Richmond, VA 23230
                             (804) 281-2000

     (Names, addresses and telephone numbers, including area code, of agents for service)

                     CALCULATION OF REGISTRATION FEE
  -------------------------------------------------------------------------
                              Proposed      Proposed      Amount of
    Title of      Amount to   maximum       maximum       registration
    securities    be          offering      aggregate     fee*
    to be         registered  price per     offering
    registered                share*        price*

  -------------------------------------------------------------------------
    Common        100,000     $52.125       $5,212,500    $1,797.41
    Stock,        shares
    without par
    value
  -------------------------------------------------------------------------

           *In accordance with Rule 457(h)(1) under the Securities Act of 1933, the aggregate offering price and registration fee are computed on the basis of a price per share based, pursuant to Rule 457(c), on the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange Composite Transactions Tape on February 9, 1996.

                             PART I

      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Items 1 and 2.

     The document(s) containing the information specified in this
Part I will be sent or given to Plan participants eligible to receive Common Stock under the Plan as specified by Rule
428(b)(1).


                            PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934
(the "Exchange Act") are incorporated herein by reference:

     (1) The Annual Report of Reynolds Metals Company (the
"Company" or the "Registrant") on Form 10-K for the year ended
December 31, 1994.

     (2) All other reports filed by the Company pursuant to
Section 13(a) or 15(d) of the Exchange Act since December 31,
1994.

     (3) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated
February 23, 1994 pertaining to Common Stock and Preferred Stock
Purchase Rights.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     The consolidated financial statements of the Company appearing in the Company's Annual Report (Form 10-K) for the year ended December 31, 1994, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     The legality of the securities being registered hereunder will be passed upon by D. Michael Jones, Esq., Vice President, General Counsel and Secretary of the Company. Mr. Jones, in his capacity as Vice President, General Counsel and Secretary of the Company, is paid a salary by the Company and is a participant in various employee benefit plans (including the Plan) offered to employees of the Company.

Item 6. Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware empowers the Company to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of an action or suit by or in the right of the Company, no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless the Court of Chancery or the court in which such action or suit was brought shall determine that such person is fairly and reasonably entitled to indemnity for proper expenses. Article X of the By-Laws of the Company incorporates substantially the provisions of Section 145 of the General Corporation Law of the State of Delaware and requires the Company to indemnify any person to the full extent of its powers as described above. The Company has entered into indemnification agreements with each of its directors and officers. The rights conferred thereunder are substantially the same as those under
Article X of the Company's By-Laws. In addition, the agreements provide for indemnification of expenses incurred as a witness, require the Company to observe specified procedures, within set time limits, when indemnification or advancement of expenses is requested and provide for payment of expenses incurred in enforcing the agreement. Article XI of the Company's Restated Certificate of Incorporation limits the personal liability of directors to the Company or its shareholders for monetary damages for certain breaches of fiduciary duty.

     The Company has placed in effect insurance indemnifying against certain liabilities that could arise from acts (or omissions to act) of its officers and directors.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

 4.1 Restated Certificate of Incorporation, as amended to the date hereof

 4.2      Form of Common Stock Certificate

*4.3 By-Laws, as amended to the date hereof. (File No. 1-1430, Form 10-Q Report for the Quarter Ended June 30, 1995,
     Exhibit 3.2)

_____________
* Incorporated by reference.


*4.4 Rights Agreement dated as of November 23, 1987 (the "Rights
     Agreement") between Reynolds Metals Company and The Chase
     Manhattan Bank, N.A.  (File No. 1-1430, Registration
     Statement on Form 8-A dated November 23, 1987, pertaining to
     Preferred Stock Purchase Rights, Exhibit 1)

*4.5 Amendment No. 1 dated as of December 19, 1991 to the Rights
     Agreement.  (File No. 1-1430, 1991 Form 10-K Report, Exhibit
     4.11)

*4.6 Reynolds Metals Company Performance Incentive Plan, as amended and restated effective January 1, 1996. (File No. 1-1430, Form 10-Q Report for the Quarter Ended March 31, 1995,
     Exhibit 10.4)

 4.7 Reynolds Metals Company Stock Ownership Guidelines for
     Officers

 5   Opinion of D. Michael Jones, Esq., Vice President, General
     Counsel and Secretary

23.1  Consent of Ernst & Young LLP

23.2 The consent of D. Michael Jones, Esq. is contained in his opinion. See Exhibit 5 hereto.

24    Powers of Attorney

__________
* Incorporated by reference.

Item 9. Undertakings.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
                           SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, Commonwealth of Virginia, on this 14th day of February, 1996.


                               REYNOLDS METALS COMPANY


                                    Richard G. Holder
                               By ___________________________
                                    Richard G. Holder,
                                    Chairman of the Board and
                                    Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 14, 1996.




Henry S. Savedge, Jr.                   Richard G. Holder
-------------------------------         --------------------------------
Henry S. Savedge, Jr., Director         Richard G. Holder, Director
Executive Vice President                Chairman of the Board and
Chief Financial Officer                 Chief Executive Officer
(Principal Financial Officer)           (Principal Executive Officer)


*Patricia C. Barron                     *William O. Bourke
-------------------------------         --------------------------------
Patricia C. Barron, Director            William O. Bourke, Director


*John R. Hall                           *Robert L. Hintz
-------------------------------         --------------------------------
John R. Hall, Director                  Robert L. Hintz, Director


*William H. Joyce                       *Mylle B. Mangum
-------------------------------         --------------------------------
William H. Joyce, Director              Mylle Bell Mangum, Director


*D. Larry Moore                         Randolph N. Reynolds
-------------------------------         --------------------------------
D. Larry Moore, Director                Randolph N. Reynolds, Director


*James M. Ringler                       Jeremiah J. Sheehan
-------------------------------         --------------------------------
James M. Ringler, Director              Jeremiah J. Sheehan, Director


*Robert J. Vlasic                       *Joe B. Wyatt
-------------------------------         --------------------------------
Robert J. Vlasic, Director              Joe B. Wyatt, Director


*By: Brenda A. Hart                     Allen M. Earehart
-------------------------------         --------------------------------
Brenda A. Hart, Attorney-in-Fact        Allen M. Earehart,
                                        Vice President, Controller
                                        (Principal Accounting Officer)


                          EXHIBIT INDEX

EXHIBIT
NO.                  DESCRIPTION OF EXHIBIT

 4.1 Restated Certificate of Incorporation, as amended to the date hereof

 4.2      Form of Common Stock Certificate

*4.3 By-Laws, as amended to the date hereof. (File No. 1-1430, Form 10-Q Report for the Quarter Ended June 30, 1995, Exhibit 3.2)

*4.4 Rights Agreement dated as of November 23, 1987 (the "Rights Agreement") between Reynolds Metals Company and The Chase Manhattan Bank, N.A. (File No. 1-1430, Registration Statement on Form 8-A dated November 23, 1987, pertaining to Preferred Stock Purchase Rights,
          Exhibit 1)

*4.5 Amendment No. 1 dated as of December 19, 1991 to the Rights Agreement. (File No. 1-1430, 1991 Form 10-K Report, Exhibit 4.11)

*4.6 Reynolds Metals Company Performance Incentive Plan, as amended and restated effective January 1, 1996. (File No. 1-1430, Form 10-Q Report for the Quarter Ended March 31, 1995, Exhibit 10.4)

 4.7      Reynolds Metals Company Stock Ownership Guidelines for
          Officers

 5 Opinion of D. Michael Jones, Esq., Vice President, General Counsel and Secretary

 23.1     Consent of Ernst & Young LLP

 23.2 The consent of D. Michael Jones, Esq. is contained in his opinion. See Exhibit 5 hereto.

 24       Powers of Attorney

_________
* Incorporated by reference.